UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 1, 2007

                The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1050 Walnut Ridge Drive, Hartland, Wisconsin 53029-8303
(Address of principal executive offices, including zip code)

           (262) 369-8163
(Registrant's telephone number, including area code)

_______________________________________________________________________
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

        On August 1, 2007, License Products, Inc. ("LPI"), a wholly-owned subsidiary of The Middleton Doll Company (the "Company"), completed the sale of the Company's headquarters building located at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029-8303, to Ealon, LLC ("Ealon"). The aggregate cash purchase price was $4.2 million, less the associated brokerage commission and other closing costs. The building has approximately 17,000 square feet of office space and approximately 50,000 square feet of warehouse space. Ealon is an unaffiliated third party and, other than with respect to the sale of the building, has no material relationship with the Company or any of its affiliates, subsidiaries, directors or officers or any associate of the Company's directors or officers.

        In connection with the sale of the building, the Company has entered into a month-to-month lease arrangement with Ealon and will continue to rent space in the building for the immediate future.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Vice President Finance and Chief Financial Officer

Date:  August 7, 2007